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EXHIBIT 10.45

September 26, 2002

VIA COURIER

Mr. Larry Murdock
Vice President, Marketing
SensorMedics
VIASYS Healthcare
22705 Savi Ranch Parkway
Yorba Linda, CA 92887

Re: Modifications to July 2000 and August 2001 Agreements

Dear Larry:

        It was a pleasure speaking with you today. As discussed, we have an immediate need to make certain modifications to the exclusivity provisions of the August 2001 agreement to avoid termination of that contract. In addition, we would like to work with you over the next month to restructure both the July 2000 and August 2001 agreements. The purpose of this letter is to set forth our mutual agreement with respect to these matters.

        Reference is made to that certain Agreement dated July 6, 2000 by and between HealtheTech, Inc. and SensorMedics Corporation (the "2000 Agreement") and that certain International Distribution Agreement dated as of August 2001 by and between HealtheTech, Inc. and SensorMedics Corporation (the "2001 Agreement"). Reference is also made to that certain letter dated August 29, 2002 whereby HealtheTech served notice to SensorMedics of its intent to terminate of the 2001 Agreement effective September 30, 2002 (the "Termination Notice").

        Subject to your execution of this letter below on or before September 30, 2002 indicating the acknowledgement and agreement of SensorMedics with the matters addressed herein, HealtheTech and SensorMedics agree as follows:

  1.
  HealtheTech hereby revokes the Termination Notice as of the date hereof.

  2.
  With regard to the 2001 Agreement, notwithstanding the definition of Territory contained therein, effective as of September 30, 2002 the Distributor shall no longer have any rights to distribute, sell or solicit orders for the Products from any of the following:

  (a)
  Hospital-based dietitians

  (b)
  Physicians and osteopaths specializing in:

  (i)
  Oncology

  (ii)
  Hospital-based Nutrition Support Services

  (iii)
  Obstetrics

  (iv)
  Gynecology

  (v)
  Pediatrics

  (vi)
  Bariatric surgery

    (c)
    All current and future HealthSouth facilities (whether owned, managed, operated or branded as such)

    and, in addition, the definition of Territory contained in the 2001 Agreement shall hereby be amended in accordance with the foregoing.

  3.
  HealtheTech will use its commercially reasonable best efforts prior to October 31, 2002 to assist SensorMedics in substituting CE marked HealtheTech devices, disposables and related items for any or all of its current inventory of such products on terms to be mutually agreed.

  4.
  HealtheTech and SensorMedics will prior to October 31, 2002 negotiate in good faith to restructure their relationship and replace both the 2000 Agreement and the 2001 Agreement with a mutually agreed contract. In the event that HealtheTech and SensorMedics do not on or prior to October 31, 2002 enter into a new agreement replacing both the 2000 Agreement and the 2001 Agreement, we agree that both such agreements will automatically terminate on such date.

If the foregoing is consistent with our conversation today, please indicate your agreement by signing below and returning one executed copy of this letter to me via facsimile prior to September 30, 2002 with an original to follow.

Sincerely,

/s/ James R. Mault

James R. Mault, M.D.
Chairman and CEO
HealtheTech, Inc
523 Park Point Drive, 3rd Floor
Golden, CO 80401

ACKNOWLEGED AND AGREED:
/s/ Larry Murdock
Larry Murdock Vice President, Marketing SensorMedics VIASYS Healthcare

October 29, 2002

VIA FACSIMILE

Mr. Ed Pulwer
President
SensorMedics
VIASYS Healthcare
22705 Savi Ranch Parkway
Yorba Linda, CA 92887

Re:
Modification of September 26, 2002 Letter Agreement

Dear Ed:

        Reference is made to that certain Letter Agreement re: Modifications to July 2000 and August 2001 Agreements dated September 26, 2002 by and between HealtheTech, Inc. and SensorMedics Corporation (the "Letter Agreement"). By mutual agreement, Paragraph 4 of the Letter Agreement is hereby replaced in its entirety with the following:

  HealtheTech and SensorMedics will prior to November 30, 2002 negotiate in good faith to restructure their relationship and replace both the 2000 Agreement and the 2001 Agreement with a mutually agreed contract. In the event that HealtheTech and SensorMedics do not on or prior to November 30, 2002 enter into a new agreement replacing both the 2000 Agreement and the 2001 Agreement, we agree that both such agreements will automatically terminate on such date.

        Please indicate your agreement by signing below and returning one executed copy of this letter to me via facsimile prior to October 31, 2002 with an original to follow.

Sincerely,

/s/  NOEL JOHNSON

Noel Johnson
President and COO
HealtheTech, Inc
523 Park Point Drive, 3rd Floor
Golden, CO 80401

ACKNOWLEGED AND AGREED:
/s/ ED PULWER
Ed Pulwer President SensorMedics VIASYS Healthcare

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  EXHIBIT 10.45